Exhibit 10.1

CAPITAL TRUST, INC.
____________________________

Form of Performance-Based Annual Cash Bonus Award Agreement
__________________________________

This Performance-Based Annual Cash Award Agreement (this “Award Agreement”) between Capital Trust, Inc. (the “Company”) and (the “Participant”) is dated effective (the “Grant Date”).

The Award (as defined below) is conditioned on the Participant’s execution of this Award Agreement within thirty (30) days after the Grant Date.  By executing this Award Agreement, the Participant will be irrevocably agreeing that all of the Participant’s rights with respect to the Award (as defined below) will be determined solely and exclusively by reference to the terms and conditions of this Award Agreement. As a result, the Participant should not execute this Award Agreement until the Participant has (i) carefully considered the terms and conditions of this Award Agreement, and (ii) consulted with the Participant’s personal legal and tax advisors about this Award Agreement.  For the avoidance of doubt, this Award is not granted under or affected by, and is intended to be independent of, the Company’s 2011 Long-Term Incentive Plan or any other incentive compensation plan of the Company and its affiliates.

1.           Award.  Subject to the terms and conditions hereof, the Company hereby grants to Participant the right to earn a cash bonus (the “Award”) in an amount determined pursuant Section 2 hereof (a “Performance Bonus”) based upon the Company’s achievement of certain performance or strategic goals for its fiscal year ended December 31, 2012 (“Fiscal 2012”) or, in the case of a Strategic Transaction (as defined below) or a Qualifying Termination (as defined below), the applicable portion of Fiscal 2012 (as applicable, the “Performance Period”).  Except as provided below with respect to a Qualifying Termination (as defined below), the Participant must be employed continuously in the position of by the Company from the date hereof through the last day of the Performance Period in order to receive Performance Bonus.

2.           Amount and Payment of Performance Bonus.

(a)           Defined Terms.  For the purposes of this Award Agreement, in addition to the capitalized terms defined elsewhere in this Award Agreement, the following terms shall have the meanings ascribed to them below:

(i)         “CTIMCO” means CT Investment Management Co., LLC.

(ii)         “Incremental CTIMCO Revenue” means incremental revenues received in Fiscal 2012 for activities conducted by CTIMCO in Fiscal 2012.

(iii)         “Qualifying Termination” means the termination of the Participant’s employment (a) by the Company without “Cause” (as defined in the Company’s 2011 Long-Term Inventive Plan) (b) as a result of the Participant’s death or becoming “Disabled” (as defined in the Company’s 2011 Long-Term Inventive Plan), or (c) by the Participant following (i) a material reduction in the Participant’s authority, duties and responsibilities, provided that a mere change in title alone shall not constitute a material reduction in job responsibilities; (ii) an involuntary relocation of the Participant’s place of employment to a facility or location more than 50 miles from the Participant’s then-principal work site; or (iii) a material reduction in the Participant’s base salary and annual bonus other than as part of a reduction consistent with a general reduction of pay for similarly-situated participants in the Company’s compensation and incentive programs (each of clauses (c)(i), (c)(ii) and (c)(iii) shall constitute “Good Reason”).  Notwithstanding the foregoing, an event that would otherwise constitute Good Reason shall fail to constitute Good Reason if (I) the Participant does not provide the Company with written notice, of both the Participant’s intent to terminate employment and a description of the event the Participant believes to constitute Good Reason, within 30 days after the event occurs; (II) the Company reverses the action or cures the default that constitutes Good Reason within 30 days after the Participant provides the notice described in clause (I) hereof (the “Cure Period”); or (III) the Participant does not actually terminate his employment within the ninety (90) day period immediately following the event constituting Good Reason.

(iv)          “Strategic Transaction” means a recapitalization or sale of the Company and/or sale of components of the Company’s business as contemplated in the Company’s ongoing strategic alternatives process overseen by the special committee of the board of directors of the Company.

(v)         “Total Gross Originations” means the equity invested in Fiscal 2012 or committed to be invested pursuant to commitments entered into during Fiscal 2012, in each case, in transactions originated by CTIMCO for the account of the Company or investment vehicles under management.

(vi)         “Total Shareholder Return” shall be determined in a manner consistent with prior bonus programs (i.e., taking into account dividends and other amounts paid or declared with respect to outstanding shares) and, except as otherwise set forth below with respect to a Strategic Transaction (as defined below), shall be based on the appreciation in the average closing stock price of the Company during the ten-day period immediately prior to the commencement of the Performance Period and the average closing stock price of the Company during the ten-day period immediately prior to the end of the Performance Period.

(b)           Range of Performance Bonus Amount.  The Participant shall have the opportunity to earn a Performance Bonus within the following range for threshold, target and maximum performance as follows:

Minimum Bonus Amount	Target Bonus Amount	Maximum Bonus Amount

(c)           Calculation of Performance Bonus if No Strategic Transaction is Consummated Prior to the Completion of Fiscal 2012 and No Qualifying Termination.  Except as otherwise stated below with respect to a Strategic Transaction or a Qualifying Termination, the amount of the Participant’s Performance Bonus shall be determined based on Total Shareholder Return, Total Gross Originations and Incremental CTIMCO Revenue (each a “Performance Measure” and collectively, the “Performance Measures”), in each case with respect to Fiscal 2012, and shall be calculated as follows:

Level of Performance
Performance Measure	Threshold	Target	Maximum	Weight
Total Shareholder Return	[***]	[***]	[***]	[***]
Total Gross Originations	[***]	[***]	[***]	[***]
Incremental CTIMCO Revenue	[***]	[***]	[***]	[***]

Calculate and add the following for each Performance Measure to determine the cash amount the Participant qualifies to receive:

•	If actual performance of the Performance Measure is below Threshold, the Weight multiplied by the Minimum Bonus Amount.

•
If actual performance of the Performance Measure is at or above Threshold, but below Target, the sum of (a) the Weight multiplied by the Minimum Bonus Amount and (b) the amount obtained by multiplying the Weight by the product obtained by multiplying (y)          , by (z) the quotient obtained by dividing (i) the amount by which actual performance exceeds Threshold performance by (ii) the amount by which Target performance exceeds Threshold performance.

•
If actual performance of the Performance Measure is at or above Target, but below Maximum, the sum of (a) the Weight multiplied by Target Bonus Amount and (b) the amount obtained by multiplying the Weight by the product obtained by multiplying (y)           by (z) the quotient obtained by dividing (i) the amount by which actual performance exceeds Target performance by (ii) the amount by which Maximum performance exceeds Target performance.

•	If actual performance of Performance Measure is at or above Maximum, the Weight multiplied by Maximum Bonus Amount.

(d)           Calculation of Bonus Amount if Strategic Transaction is Consummated Prior to the Completion of Fiscal 2012.  In the event that a Strategic Transaction is consummated prior to the completion of Fiscal 2012:

(i)	the amount of the Performance Bonus shall be determined, without pro ration, with respect to each Performance Measure based on the higher of “Target” or actual performance;

(ii)	actual results with respect to Total Gross Originations and Incremental CTIMCO Revenue shall be annualized for the purposes of calculating each of those Performance Measures; and

(iii)
Total Shareholder Return (i.e., per share appreciation measured from the start of the performance period) shall be based on a valuation of the Company as of the date of consummation of the Strategic Transaction as conducted by the Special Committee and management, in good faith and without discount, and after taking into account any consideration paid or payable in connection with such Strategic Transaction.

_________________

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)           Calculation of Bonus Amount in the Event of a Qualifying Termination Prior to the Completion of Fiscal 2012.  In the event that a Qualifying Termination occurs prior to completion of Fiscal 2012, then the Participant shall be entitled to payment of a Performance Bonus, determined, without proration, with respect to each Performance Measure based on the higher of “Target” or actual performance as measured as of and through the date of termination of employment, with actual results with respect to Total Gross Originations and Incremental CTIMCO Revenue annualized for the purposes of calculating actual performance with respect to each of those Performance Measures.

(f)           Date of Performance Bonus Payment.  The Performance Bonus shall be paid in a lump sum in cash upon the earliest of (a) the consummation of a Strategic Transaction, (b) a Qualifying Termination and (c) January 31, 2013.

3.           Committee Determination. The compensation committee of the board of directors of the Company (the “Compensation Committee” shall, promptly after the date on which all necessary financial or other information for the Performance Period becomes available, confirm (a) the degree to which each of the Performance Measures has been attained and (b) the amount of the Performance Bonus payable to the Participant.

4.           Taxes.  Except to the extent otherwise specifically provided in an employment, consulting or other agreement between the Participant and the Company, by signing this Award Agreement, the Participant acknowledges that he shall be solely responsible for the satisfaction of any taxes that may arise pursuant to the Award (including taxes arising under Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes)) of the Internal Revenue Code of 1986, as amended, and that the Company shall have no obligation whatsoever to pay such taxes or to otherwise indemnify or hold the Participant harmless from any or all of such taxes.  Notwithstanding the foregoing, the Company may deduct from any payable by the Company to the Participant pursuant to the Award such amount of cash as the Company may be required, under all applicable federal state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes with respect to the Award.

5.           Restrictions on Transfer.  Neither the Award or any rights under this Award Agreement may be transferred or assigned by the Participant other than by will or the laws of descent and distribution.  Any other transfer or attempted assignment, pledge or hypothecation, whether or not by operation of law, shall be void.

6.           Not a Contract of Employment.  Without limiting the Participant’s rights upon a Qualified Termination, by executing this Award Agreement, the Participant acknowledges and agrees that (i) any person who is terminated before full vesting of an award, such as the one granted to the Participant by this Award Agreement, could claim that he or she was terminated to preclude vesting; (ii) the Participant promises never to make such a claim; (iii) nothing in this Award Agreement confers on the Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way the Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without cause; and (iv) the Company would not have granted the Award to the Participant but for these acknowledgements and agreements.

7.           Severability.  Subject to last sentence of this Section 7, every provision of this Award Agreement is intended to be severable, and if any provision of this Award Agreement is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.  Notwithstanding the foregoing, this Award Agreement shall be unenforceable if clause (iii) of the preceding Section 6 (Not a Contract of Employment) is illegal, invalid or unenforceable.

8.           Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

9.           Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

10.           Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to the Participant shall be in writing and shall be delivered: (i) electronically, (ii) personally, (iii) by certified mail, return receipt requested, or (iv) by an internationally recognized overnight courier (e.g., FedEx).  In the case of delivery pursuant to clauses (i), (iii) and (iv) of the immediately preceding sentence, addressed to as follows:

(a)	if to the Participant, at the last address that the Company had for the Participant on its records;

(b)	if to the Company, to Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, NY 10022, attention: Chief Financial Officer.

Any such notice shall be deemed to be given as of the date such notice (i) is delivered personally, (ii) is delivered electronically (if a business day and, if not a business day, on the next business day), (iii) on the second business day following the date sent by internationally recognized overnight courier and (iv) on the fourth business day after deposited in the mail if sent by certified mail.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.

11.           Binding Effect.  Except as otherwise provided in this Award Agreement, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, permitted transferees, and permitted assigns.

12.           Modifications.  This Award Agreement may be modified or amended at any time provided that the Participant must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.

13.           Governing Law.  The laws of the State of New York shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

14.           Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit A (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Death Beneficiary to the Company.  To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

BY THE PARTICIPANT’S SIGNATURE BELOW, along with the signature of the Company’s representative, the Participant and the Company agree that the Award is made under and governed by the terms and conditions of this Award Agreement.

CAPITAL TRUST, INC.

By: _________________________________
Name:
Title:

PARTICIPANT

Signature:	___________________________

Printed Name of Participant:

EXHIBIT A

CAPITAL TRUST, INC.
________________________________

Performance-Based Annual Cash Bonus Award Agreement
_________________________________

In connection with the Awards designated below that I have received pursuant to the Capital Trust, Inc. Performance-Based Annual Cash Bonus Award Agreement, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:	________________________________________

Address:	________________________________________
________________________________________
________________________________________

Social Security No.:	________________________________________

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐      any Award that I have received or ever receive under the Performance-Based Annual Cash Bonus Award Agreement.

☐      the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date: _______________________________

By: ________________________________
Name of Participant

Sworn to before me this
____day of ____________, 20__
___________________________
Notary Public
County of _________________
State of _________________